UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2007

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On October 2, 2007, MacroChem Corporation exercised its option to acquire from Genaera Corporation (the "Company") the exclusive worldwide license rights for use of pexiganan as a drug. The underlying letter agreement (which includes the form of license agreement) was previously filed as Exhibit 10.1 to the Company's Form 8-K filed on July 10, 2007.

Item 8.01.    Other Events

On October 3, 2007, the Company issued a press release announcing that MacroChem Corporation has exercised the July 2007 option to acquire from the Company the exclusive worldwide license rights for use of pexiganan as a drug. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits
Exhibit Number   Description
99.1    Press release of the Company dated October 3, 2007 - "Genaera Corporation Announces Licensing of Exclusive Rights to Pexiganan, a Novel Anti-Infective Drug Candidate, by MacroChem Corporation."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: October 04, 2007	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of the Company dated October 3, 2007 - " Genaera Corporation Announces Licensing of Exclusive Rights to Pexiganan, a Novel Anti-Infective Drug Candidate, by MacroChem Corporation."